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                           SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             Detection Systems, Inc.
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                (Name of Registrant as Specified In Its Charter)


                                  Ultrak, Inc.
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                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------

    3) Filing Party:

    ------------------------------------------------------------

    4) Date Filed:

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                                      -2-

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ULTRAK
For Immediate Release
For more information, please contact:
Arianne Wiese
Ultrak, Inc.
972-353-6651
arianne.wiese@ultrak.com

       ULTRAK TO DEMAND SPECIAL MEETING OF DETECTION SYSTEMS STOCKHOLDERS

     LEWISVILLE, Texas, September 13, 2000 -- Ultrak, Inc. (NASDAQ: ULTK) announced today that Detection Systems, Inc. (NASDAQ: DETC) is now required under New York law to call a special meeting of its stockholders for the purpose of electing directors. Detection Systems has failed to hold its 2000 Annual Meeting of Stockholders within 13 months of its 1999 Annual Meeting, which was held August 12, 1999. Detection Systems has neither publicly announced a date for a stockholder meeting nor filed proxy materials with the Securities and Exchange Commission in preparation for a meeting.

     If Detection Systems fails to call a special meeting by September 26, 2000, Ultrak will, as permitted by New York law, demand the call of a meeting to be held on a date specified by Ultrak not less than 60 nor more than 90 days after the date of Ultrak's demand. Ultrak has previously distributed proxy materials for the belated 2000 Annual Meeting of Stockholders and will solicit proxies in favor of its three independent director nominees, who would constitute a majority of the Detection Systems board of directors if elected.

     Ultrak, as the holder of 21% of Detection Systems' outstanding stock, is seeking to elect nominees who are independent of Ultrak but who are committed to hiring an investment banking firm to actively explore a sale of Detection Systems or any alternative that might produce greater shareholder value. As detailed in its proxy statement dated August 15, 2000, Ultrak is very disappointed with Detection Systems' stock performance and has sought on numerous occasions to encourage a sale of the company. Ultrak's proxy statement is available at the SEC's EDGAR website at: http://www.sec.gov/Archives/edgar/data/28365/0000912057-00-037839.txt

     If you have any questions about Ultrak's proxy solicitation or would like a printed copy of Ultrak's proxy materials, please call or write: George K. Broady, Chairman of the Board and Chief Executive Officer of Ultrak, 1301 Waters Ridge Drive, Lewisville, Texas 75057, (972) 353-6650 or Georgeson Shareholder Communications Inc., 17 State Street, 10th Floor, New York, New York 10004,
(800) 223-2064. There can be no assurance, of course, that if elected, Ultrak's nominees will be able to effect a sale of the company or an alternative that might produce even greater shareholder value or, if any such transaction occurs, as to the shareholder value that will be realized therein.